Exhibit 31.3

Certification Pursuant to pursuant to Rule 13a-14(a) or Rule 15d-14(a)

of the Securities Exchange Act of 1934, as amended

I, George Ng , certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Processa Pharmaceuticals, Inc. (the “Company”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026

/s/ George Ng
George Ng
Chief Executive Officer
(Principal Executive Officer)